UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 5, 2007

Clearant, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50309	912190195
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11111 Santa Monica Blvd., Suite 650, Los Angeles, California		90025
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(310) 479-4570

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 5, 2007, Gaddo L.O. Cardini, Rowland W. Day II, and Michael Elek were appointed to our board of directors.

Gaddo L.O. Cardini, age 62, is CEO of Loninton Enterprises, a financial promoter and adviser to banks and industries, and CEO of Heaven Energy, LTD., which sells and buys aircrafts and offers shared ownership to individuals and corporations. Loninton holds 4,000,000 shares of our common stock.

Rowland W. Day II, age 51, has been a corporate lawyer representing public and private companies since 1983. Mr. Day serves as a member of the boards of directors of Restaurants on the Run and RE3W Worldwide. He is a member of the State Bar of California. He received a bachelor’ degree from California State University, Fullerton, and a J.D. from Whittier Law School. Mr. Day beneficially owns 8,471,828 shares of our common stock.

Michael Elek, age 45, is a private investor with varied interests in finance, real estate and private equity. He received an undergraduate degree from McGill University of Montreal, and an MBA with honors from St. John’s University. Mr. Elek's family members beneficially own 6,000,000 shares of our common stock.

There are no family relationships between any of our directors or executive officers. Except as noted above, none of the new directors has not had a material interest in any of our transactions since the beginning of our last fiscal year.

Unless otherwise required by law, we disclaim any obligation to release publicly any updates or any changes in its expectations or any change in events, conditions, or circumstances on which any forward-looking statements are based.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clearant, Inc.

April 10, 2007	By:	Jon M. Garfield

Name: Jon M. Garfield
Title: Chief Executive Officer